Exhibit 99.1

City Office REIT Reports Third Quarter 2023 Results

VANCOUVER— November 9, 2023—City Office REIT, Inc. (NYSE: CIO) (the “Company,” “City Office,” “we” or “our”) today announced its results for the quarter ended September 30, 2023.

Third Quarter Highlights

•	Rental and other revenues were $44.2 million. GAAP net loss attributable to common stockholders was approximately $1.9 million, or ($0.05) per fully diluted share;

•	Core FFO was approximately $13.7 million, or $0.34 per fully diluted share;

•	AFFO was approximately $6.3 million, or $0.15 per fully diluted share;

•	Same Store Cash NOI increased 2.2% as compared to the third quarter of 2022;

•	In-place occupancy was 85.4% as of quarter end;

•	Executed approximately 119,000 square feet of new and renewal leases during the quarter;

•	Completed loan renewals on two property loans, extending each maturity date by five years;

•	Declared a third quarter dividend of $0.10 per share of common stock, paid on October 24, 2023; and

•	Declared a third quarter dividend of $0.4140625 per share of Series A Preferred Stock, paid on October 24, 2023.

“The vast majority of our portfolio value is concentrated in either newly constructed trophy assets or high-quality, renovated buildings with fantastic locations. With tenant leasing demand focused on this category of properties, we believe City Office is positioned to drive leasing execution and value creation,” commented James Farrar, the Company’s Chief Executive Officer.

“Operationally during the quarter, we completed 119,000 square feet of leasing. Same Store Cash NOI increased by 2.2% as compared to the prior year quarter and 4.2% for the first nine months of 2023 as compared to the same period in the prior year. Positive lease renewal cash rent spreads continued with a healthy 3.1% achieved in the third quarter and 5.1% achieved for lease renewals signed during the last twelve months. Also during the third quarter, we extended $40.8 million of maturing property loans by five years at an effective 7.05% fixed interest rate.”

A reconciliation of certain non-GAAP financial measures, including FFO, Core FFO, AFFO, NOI, Same Store NOI, Same Store Cash NOI and their equivalent per share measures, to the most directly comparable financial measure under U.S. generally accepted accounting principles (“GAAP”) can be found at the end of this release.

Portfolio Operations

The Company reported that its total portfolio as of September 30, 2023 contained 5.7 million net rentable square feet and was 85.4% occupied.

Same Store Cash NOI increased 2.2% for the three months ended September 30, 2023 as compared to the same period in the prior year. Same Store Cash NOI increased 4.2% for the nine months ended September 30, 2023 as compared to the same period in the prior year.

Leasing Activity

The Company’s total leasing activity during the third quarter of 2023 was approximately 119,000 square feet, which included 33,000 square feet of new leasing and 86,000 square feet of renewals. Approximately 73,000 square feet of leases signed within the quarter will commence subsequent to quarter end.

New Leasing – New leases were signed with a weighted average lease term of 6.8 years at a weighted average annual rent of $32.10 per square foot and at a weighted average cost of $8.82 per square foot per year.

Renewal Leasing – Renewal leases were signed with a weighted average lease term of 4.1 years at a weighted average annual rent of $36.51 per square foot and at a weighted average cost of $2.92 per square foot per year.

Capital Structure

As of September 30, 2023, the Company had total principal outstanding debt of approximately $674.3 million. Approximately 91.1% of the Company’s debt was fixed rate or effectively fixed rate due to interest rate swaps. City Office’s total principal outstanding debt had a weighted average maturity of approximately 2.8 years and a weighted average interest rate of 4.8%.

During the quarter, the Company entered into amended and restated loan agreements for each of the FRP Collection and Carillon Point properties. The FRP Collection property is a subset of our Florida Research Park portfolio. The loan amendments for the combined $40.8 million of loans extended the term of each loan by an additional five years to 2028. The loan amendments also amended the interest rates from fixed to floating. In conjunction with the loan amendments, the Company entered into two five-year interest rate swap agreements, effectively fixing the interest rate of each loan at 7.05% for the five-year term.

Dividends

On September 15, 2023, the Company’s Board of Directors approved and the Company declared a cash dividend of $0.10 per share of the Company’s common stock for the three months ended September 30, 2023. The dividend was paid on October 24, 2023 to common stockholders and unitholders of record as of October 10, 2023.

On September 15, 2023, the Company’s Board of Directors approved and the Company declared a cash dividend of $0.4140625 per share of the Company’s 6.625% Series A Preferred Stock for the three months ended September 30, 2023. The dividend was paid on October 24, 2023 to preferred stockholders of record as of October 10, 2023.

2023 Outlook

Following the Company’s performance year-to-date and expectations for the remainder of 2023, the Company is reiterating the components of full year 2023 guidance provided in the Company’s second quarter 2023 earnings report.

The Company’s guidance is based on current plans and assumptions and subject to the risks and uncertainties more fully described in the Company’s filings with the United States Securities and Exchange Commission. This outlook reflects management’s view of current and future market conditions, including assumptions such as timing and magnitude of future acquisitions and dispositions, if any, rental rates, occupancy levels, leasing activity, our ability to renew expiring leases, uncollectible rents, operating and general administrative expenses, weighted average diluted shares outstanding and rising interest rates. The Company reminds investors that the impacts of the COVID-19 pandemic, inflation and general market conditions are uncertain and impossible to predict. See “Forward-looking Statements” below.

Webcast and Conference Call Details

City Office’s management will hold a conference call at 11:00 am Eastern Time on November 9, 2023.

The webcast will be available under the “Investor Relations” section of the Company’s website at www.cioreit.com. The conference call can be accessed by dialing 1-833-470-1428 for domestic callers and 1-404-975-4839 for international callers. The passcode for the conference call is 407490.

A replay of the call will be available later in the day on November 9, 2023, continuing through February 7, 2024 and can be accessed by dialing 1-866-813-9403 for domestic callers and 1-929-458-6194 for international callers. The passcode for the replay is 717271. A replay will also be available for twelve months following the call at “Webcasts & Events” in the “Investor Relations” section of the Company’s website.

A supplemental financial information package to accompany the discussion of the results will be posted on www.cioreit.com under the “Investor Relations” section.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) – The National Association of Real Estate Investment Trusts (“NAREIT”) states FFO should represent net income or loss (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments of unconsolidated partnerships and joint ventures, gains or losses on the sale of property and impairments to real estate.

The Company uses FFO as a supplemental performance measure because the Company believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items. We also exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of earn-outs, changes in fair value of contingent consideration and the amortization of stock based compensation.

We believe Core FFO provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Other equity REITs may calculate Core FFO differently or not at all, and, accordingly, the Company’s Core FFO may not be comparable to such other REITs’ Core FFO.

Adjusted Funds from Operations (“AFFO”) – We compute AFFO by adding to Core FFO the non-cash amortization of deferred financing fees and non-real estate depreciation and then subtracting cash paid for recurring tenant improvements, leasing commissions, and capital expenditures, and eliminating the net effect of straight-line rent / expense, deferred market rent and debt fair value amortization. Recurring capital expenditures exclude development / redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We exclude first generation leasing costs within the first two years of acquisition, which are generally to fill vacant space in properties we acquire or were planned at acquisition. We have further excluded all costs associated with tenant improvements, leasing commissions and capital expenditures which were funded by the entity contributing the properties at closing.

Along with FFO and Core FFO, we believe AFFO provides investors with appropriate supplemental information to evaluate the ongoing operations of the Company. Other equity REITs may calculate AFFO differently, and, accordingly, the Company’s AFFO may not be comparable to such other REITs’ AFFO.

Net Operating Income (“NOI”) – We define NOI as rental and other revenues less property operating expenses.

We consider NOI to be an appropriate supplemental performance measure to net income because we believe it provides information useful in understanding the core operations and operating performance of our portfolio.

Same Store Net Operating Income (“Same Store NOI”) and Same Store Cash Net Operating Income (“Same Store Cash NOI”) – Same Store NOI and Same Store Cash NOI are calculated as the NOI attributable to the properties continuously owned and operated for the entirety of the reporting periods presented. The Company’s definition of Same Store NOI and Same Store Cash NOI excludes properties that were not stabilized during both of the applicable reporting periods. These exclusions may include, but are not limited to, acquisitions, dispositions and properties undergoing repositioning or significant renovations.

We believe Same Store NOI and Same Store Cash NOI are important measures of comparison because it allows for comparison of operating results of stabilized properties owned and operated for the entirety of both applicable periods and therefore eliminates variations caused by acquisitions, dispositions or repositionings during such periods. Other REITs may calculate Same Store NOI and Same Store Cash NOI differently and our calculation should not be compared to that of other REITs.

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “approximately,” “anticipate,” “assume,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “hypothetical,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or other similar words or expressions. There can be no assurance that actual forward-looking statements, including projected capital resources, projected profitability and portfolio performance, estimates or developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include those pertaining to expectations regarding our financial performance, including under metrics such as NOI and FFO, market rental rates, national or local economic growth, including the impact of inflation, estimated replacement costs of our properties, the Company’s expectations regarding tenant occupancy, re-leasing periods, the Company’s ability to renew expiring leases, tenant compliance with contractual lease obligations, projected capital improvements, expected sources of financing and ability to service existing financing, expectations as to the likelihood and timing of closing of acquisitions, dispositions, or other transactions, the expected operating performance of the Company’s current properties, anticipated near-term acquisitions and descriptions relating to these expectations, including, without limitation, the anticipated net operating income yield and cap rates, lower than expected yields, increased interest rates, operating costs and costs of capital, and changes in local, regional, national and international economic conditions, including as a result of the ongoing COVID-19 pandemic. Forward-looking statements presented in this press release are based on management’s beliefs and assumptions made by, and information currently available to, management.

The forward-looking statements contained in this press release are based on historical performance and management’s current plans, estimates and expectations in light of information currently available to us and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to the factors, risks and uncertainties described above, changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors described in our news releases and filings with the SEC, including but not limited to those described in our Annual Report on Form 10-K for the year ended December 31, 2022 under the heading “Risk Factors” and in our subsequent reports filed with the SEC, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove to be incorrect, our actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company does not guarantee that the assumptions underlying such forward-looking statements contained in this press release are free from errors. Unless otherwise stated, historical financial information and per share and other data are as of September 30, 2023 or relate to the quarter ended September 30, 2023. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

City Office REIT, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value and share data)

	September 30, 2023	December 31, 2022
Assets
Real estate properties
Land	$193,524	$199,537
Building and improvement	1,192,463	1,215,000
Tenant improvement	150,648	139,365
Furniture, fixtures and equipment	726	689

	1,537,361	1,554,591
Accumulated depreciation	(207,625)	(175,720)

	1,329,736	1,378,871

Cash and cash equivalents	36,738	28,187
Restricted cash	15,553	16,075
Rents receivable, net	51,012	44,429
Deferred leasing costs, net	20,974	21,989
Acquired lease intangible assets, net	47,290	55,438
Other assets	30,869	29,450

Total Assets	$1,532,172	$1,574,439

Liabilities and Equity
Liabilities:
Debt	$670,814	$690,099
Accounts payable and accrued liabilities	37,941	35,753
Deferred rent	7,684	9,147
Tenant rent deposits	7,208	7,040
Acquired lease intangible liabilities, net	8,079	9,150
Other liabilities	15,992	20,076

Total Liabilities	747,718	771,265

Commitments and Contingencies
Equity:
6.625% Series A Preferred stock, $0.01 par value per share, 5,600,000 shares authorized, 4,480,000 issued and outstanding as of September 30, 2023 and December 31, 2022	112,000	112,000
Common stock, $0.01 par value, 100,000,000 shares authorized, 39,938,451 and 39,718,767 shares issued and outstanding as of September 30, 2023 and December 31, 2022	399	397
Additional paid-in capital	437,800	436,161
Retained earnings	229,770	251,542
Accumulated other comprehensive income	4,153	2,731

Total Stockholders’ Equity	784,122	802,831
Non-controlling interests in properties	332	343

Total Equity	784,454	803,174

Total Liabilities and Equity	$1,532,172	$1,574,439

City Office REIT, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Rental and other revenues	$44,214	$45,522	$134,775	$135,871
Operating expenses:
Property operating expenses	17,644	17,412	52,610	50,736
General and administrative	3,531	3,506	10,963	10,575
Depreciation and amortization	14,723	15,555	45,795	47,072

Total operating expenses	35,898	36,473	109,368	108,383

Operating income	8,316	9,049	25,407	27,488
Interest expense:
Contractual interest expense	(7,853)	(6,582)	(23,807)	(18,311)
Amortization of deferred financing costs and debt fair value	(333)	(303)	(979)	(917)

	(8,186)	(6,885)	(24,786)	(19,228)
Net (loss)/gain on disposition of real estate property	—	—	(134)	21,658

Net income	130	2,164	487	29,918
Less:
Net income attributable to non-controlling interests in properties	(173)	(175)	(506)	(510)

Net (loss)/income attributable to the Company	(43)	1,989	(19)	29,408
Preferred stock distributions	(1,855)	(1,855)	(5,565)	(5,565)

Net (loss)/income attributable to common stockholders	$(1,898)	$134	$(5,584)	$23,843

Net (loss)/income per common share:
Basic	$(0.05)	$0.00	$(0.14)	$0.56

Diluted	$(0.05)	$0.00	$(0.14)	$0.55

Weighted average common shares outstanding:
Basic	39,938	41,351	39,917	42,838

Diluted	39,938	42,125	39,917	43,663

Dividend distributions declared per common share	$0.10	$0.20	$0.40	$0.60

City Office REIT, Inc.

Reconciliation of Net Income to FFO, Core FFO and AFFO

(Unaudited)

(In thousands, except per share data)

Three Months Ended September 30, 2023
Net loss attributable to common stockholders	$(1,898)
(+) Depreciation and amortization	14,723

12,825
Non-controlling interests in properties:
(+) Share of net income	173
(-) Share of FFO	(332)

FFO attributable to common stockholders	$12,666

(+) Stock based compensation	1,024

Core FFO attributable to common stockholders	$13,690

(-) Net recurring straight-line rent/expense adjustment	(831)
(+) Net amortization of above and below market leases	34
(+) Net amortization of deferred financing costs and debt fair value	330
(-) Net recurring tenant improvements and incentives	(3,655)
(-) Net recurring leasing commissions	(1,027)
(-) Net recurring capital expenditures	(2,228)

AFFO attributable to common stockholders	$6,313

FFO per common share	$0.31

Core FFO per common share	$0.34

AFFO per common share	$0.15

Dividends distributions declared per common share	$0.10
FFO Payout Ratio	32%
Core FFO Payout Ratio	30%
AFFO Payout Ratio	65%
Weighted average common shares outstanding - diluted	40,803

City Office REIT, Inc.

Reconciliation of Rental and Other Revenues to Same Store NOI and Same Store Cash NOI

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Rental and other revenues	$44,214	$45,522	$134,775	$135,871
Property operating expenses	17,644	17,412	52,610	50,736

Net operating income (“NOI”)	$26,570	$28,110	$82,165	$85,135
Less: NOI of properties not included in same store	(598)	(2,215)	(2,059)	(8,362)

Same store NOI	$25,972	$25,895	$80,106	$76,773
Less:
Termination fee income	(23)	(257)	(372)	(927)
Straight-line rent/expense adjustment	(875)	(1,102)	(3,474)	(2,746)
Above and below market leases	41	20	105	147
NCI in properties – share in cash NOI	(453)	(419)	(1,330)	(1,217)

Same store cash NOI	$24,662	$24,137	$75,035	$72,030

Contact

City Office REIT, Inc.

Anthony Maretic, CFO

+1-604-806-3366

investorrelations@cityofficereit.com